                                                                    EXHIBIT 12.1

                           NATIONAL CITY CORPORATION

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                  (UNAUDITED)

----------------------------------------------------------------------------------------------------------------------------
                                                                                  For the Calendar Year
                                                              --------------------------------------------------------------
                   (DOLLARS IN THOUSANDS)                        2004         2003         2002         2001         2000
----------------------------------------------------------------------------------------------------------------------------
COMPUTATION EXCLUDING PREFERRED STOCK DIVIDENDS:
Income before income tax expense                              $4,077,940   $3,237,466   $2,168,801   $2,166,501   $1,971,892
Interest on nondeposit interest bearing liabilities              697,204      738,085      762,163    1,198,172    1,671,187
Portion of rental expense deemed representative of interest       40,592       37,116       37,544       35,281       34,825
----------------------------------------------------------------------------------------------------------------------------
  Total income for computation excluding interest on
    deposits                                                   4,815,736    4,012,667    2,968,508    3,399,954    3,677,904
Interest on deposits                                             896,131      891,731    1,148,378    1,777,731    1,937,034
----------------------------------------------------------------------------------------------------------------------------
  Total income for computation including interest on
    deposits                                                  $5,711,867   $4,904,398   $4,116,886   $5,177,685   $5,614,938
============================================================================================================================
Fixed charges excluding interest on deposits                  $  737,796   $  775,201   $  799,707   $1,233,453   $1,706,012
============================================================================================================================
Fixed charges including interest on deposits                  $1,633,927   $1,666,932   $1,948,085   $3,011,184   $3,643,046
============================================================================================================================
Ratio excluding interest on deposits                               6.53X        5.18x        3.71x        2.76x        2.16x
Ratio including interest on deposits                               3.50X        2.94x        2.11x        1.72x        1.54x
COMPUTATION INCLUDING PREFERRED STOCK DIVIDENDS:
  Total income for computation excluding interest on
    deposits                                                  $4,815,736   $4,012,667   $2,968,508   $3,399,954   $3,677,904
============================================================================================================================
  Total income for computation including interest on
    deposits                                                  $5,711,867   $4,904,398   $4,116,886   $5,177,685   $5,614,938
============================================================================================================================
Fixed charges excluding interest on deposits and preferred
  stock dividends                                             $  737,796   $  775,201   $  799,707   $1,233,453   $1,706,012
Pretax preferred stock dividends                                   1,209           --           32        1,563        2,065
----------------------------------------------------------------------------------------------------------------------------
Fixed charges including preferred stock dividends, excluding
 interest on deposits                                            739,005      775,201      799,739    1,235,016    1,708,077
Interest on deposits                                             896,131      891,731    1,148,378    1,777,731    1,937,034
----------------------------------------------------------------------------------------------------------------------------
Fixed charges including interest on deposits and preferred
  stock dividends                                             $1,635,136   $1,666,932   $1,948,117   $3,012,747   $3,645,111
============================================================================================================================
Ratio excluding interest on deposits                               6.52X        5.18x        3.71x        2.75x        2.15x
Ratio including interest on deposits                               3.49X        2.94x        2.11x        1.72x        1.54x

COMPONENTS OF FIXED CHARGES:
Interest:
  Interest on deposits                                        $  896,131   $  891,731   $1,148,378   $1,777,731   $1,937,034
  Interest on nondeposit interest bearing liabilities            697,204      738,085      762,163    1,198,172    1,671,187
----------------------------------------------------------------------------------------------------------------------------
  Total interest charges                                      $1,593,335   $1,629,816   $1,910,541   $2,975,903   $3,608,221
============================================================================================================================
Rental Expense:
  Building rental expense                                     $  123,005   $  112,474   $  113,769   $  106,911   $  105,529
  Portion of rental expense deemed representative of
   interest                                                       40,592       37,116       37,544       35,281       34,825
Preferred Stock Charge:
  Preferred stock dividends                                          786           --           21        1,016        1,342
  Pretax preferred dividends                                       1,209           --           32        1,563        2,065
============================================================================================================================